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                                                                    EXHIBIT 21.1

                              List of Subsidiaries
                             as of December 31, 2004


        Name                                              State of Incorporation
        ----                                              ----------------------
CTI Billing Solutions Inc.                                        Delaware

CTI Delaware Holdings Inc.                                        Delaware

CTI Data Solutions (USA) Inc.                                     Delaware

Centillion Data Systems LLC.                                      Delaware

Xila Communications LLC.*                                         Indiana


         Name                                                     Country
         ----                                                     -------
CTI Data Solutions Ltd.                                        United Kingdom

CTI Billing Solutions Ltd.                                     United Kingdom

* Xila Communications LLC name was changed to XC, LLC in the first quarter of 2005.